Exhibit 4.2

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of June 8, 2011, among EH Holding Corporation, a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Secured Indenture (the “Guarantors”), Hughes Communications, Inc., (“Hughes”, and together with the other additional guarantors listed on the signature pages hereto, the “Supplemental Guarantors”), and Wells Fargo Bank, National Association., as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).  Capitalized terms used herein and not otherwise defined herein are used as defined in the Secured Indenture referred to below.

RECITALS

WHEREAS, EH Holding Corporation, a Colorado corporation, the Guarantors listed on the signature pages thereto and the Trustee entered into that certain Secured Indenture, dated as of June 1, 2011 (the “Secured Indenture”), relating to the 6½% Senior Secured Notes due 2019 in original principal amount of $1,100,000,000 (the “Secured Notes”).

WHEREAS, on the date hereof, the Acquisition has been consummated and each of the Supplemental Guarantors is a Restricted Subsidiary of the Company; and

WHEREAS, pursuant to Section 4.13 and Section 4.22(b) of the Indenture, each Supplemental Guarantor is required to become a Guarantor under the Secured Indenture; and

AGREEMENT

NOW, THEREFORE, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.               Each Supplemental Guarantor shall be a Guarantor under the Secured Indenture and be bound by the terms thereof applicable to Guarantors and each shall deliver an executed Guarantee pursuant to Section 11.02.

Section 2.               This Supplemental Indenture is an amendment supplemental to the Secured Indenture, and the Secured Indenture and this Supplemental Indenture will henceforth be read together.

Section 3.               This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.               This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature pages follow]

EH HOLDING CORPORATION

By:	/s/ Michael T. Dugan
Name: Michael T. Dugan
Title: President and Chief Executive Officer

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Michael T. Dugan
Name: Michael T. Dugan
Title: President and Chief Executive Officer

HUGHES COMMUNICATIONS, INC.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Senior Vice President, General Counsel and Secretary

HUGHES NETWORK SYSTEMS, LLC,
as a Supplemental Guarantor

	By:	/s/ Dean A. Manson
	Name:	Dean Manson
	Title:	Senior Vice President, General Counsel and Secretary

HNS FINANCE CORP.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Vice President, General Counsel and Secretary

HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Vice President, General Counsel and Secretary

HNS REAL ESTATE, LLC,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Vice President, General Counsel and Secretary

HNS-INDIA VSAT, INC.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Vice President, General Counsel and Secretary

HNS-SHANGHAI, INC.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Vice President, General Counsel and Secretary

HELIUS, LLC,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Secretary

HELIUS ACQUISITION, LLC,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Secretary

ADVANCED SATELLITE RESEARCH, LLC,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean Manson
Title:	Secretary

HNS LICENSE SUB, LLC,
as a Supplemental Guarantor

By: Hughes Network Systems, LLC, its Sole Member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Senior Vice President, General Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President